f







                          INFRASTRUCTURE USE AGREEMENT
                               (LATERAL PIPELINE)




                                 AUGUST 12, 1999


                                TABLE OF CONTENTS
ARTICLE I

         DEFINITIONS AND CONSTRUCTION............................................-2-
         SECTION 1.1.    Definitions.............................................-2-
         SECTION 1.2.    Rules of Construction...................................-4-

ARTICLE II

         LEASE AND USE OF PUBLIC LATERAL PIPELINE................................-4-
         SECTION 2.1.    Lease of Public Lateral Pipeline........................-4-
         SECTION 2.2.    Future Additional Users.................................-5-
         SECTION 2.3.    Maintenance of Easements, Permits and
                  Regulatory Approvals...........................................-7-
         SECTION 2.4.    Term....................................................-8-
         SECTION 2.5.    Usage Charges...........................................-8-
         SECTION 2.6.    Right to Pursue Legal Action............................-8-
         SECTION 2.7.    Covenant of Quiet Enjoyment and Restriction
                  Against Impairment.............................................-9-
         SECTION 2.8.    [Intentionally left blank]..............................-9-
         SECTION 2.9.    Liens...................................................-9-
         SECTION 2.10.   Real Property Interests................................-10-

ARTICLE III

         OPERATIONS, MAINTENANCE, TAXES AND INSURANCE...........................-12-

         SECTION 3.1.    Lessee's Obligations to Operate, Maintain and
                  Repair, Insure and Comply with Laws...........................-12-
         SECTION 3.2.    Taxes..................................................-14-



         SECTION 3.3.    [Intentionally Omitted].
                   .............................................................-14-
         SECTION 3.4.    Remodeling and Improvements............................-14-
         SECTION 3.5.    Substituted Equipment..................................-15-
         SECTION 3.6.    Installation of Lessee's Own Machinery and
                  Equipment.....................................................-15-

ARTICLE IV

         DAMAGE, DESTRUCTION AND CONDEMNATION...................................-16-
         SECTION 4.1.    Damage and Destruction.................................-16-
         SECTION 4.2     Condemnation...........................................-16-
         SECTION 4.3.    Insufficient Net Proceeds..............................-18-
         SECTION 4.4     Condemnation of Lessee-Owned Property..................-18-

ARTICLE V

         SPECIAL COVENANTS......................................................-18-
         SECTION 5.1.    [Intentionally Omitted]................................-18-
         SECTION 5.2.  Indemnification..........................................-18-
         SECTION 5.3.    Maintenance of Existence...............................-19-
         SECTION 5.4.    Scope of Execution.....................................-20-
         SECTION 5.5.    Further Assurances and Corrective Instruments

                  Recordings and Filings........................................-20-
         SECTION 5.6.    Depreciation...........................................-21-
         SECTION 5.7.    Permitted Contests.....................................-21-

ARTICLE VI

         ASSIGNMENT.............................................................-22-
         SECTION 6.1.    Assignability..........................................-22-




         SECTION 6.2.    Assignment by Public Owner.............................-22-

ARTICLE VII

         DEFAULT AND REMEDIES...................................................-23-
         SECTION 7.1.    Default by the Lessee..................................-23-
         SECTION 7.2.    Remedies...............................................-24-

ARTICLE VIII

         MISCELLANEOUS..........................................................-25-
         SECTION 8.1.    Notices................................................-25-
         SECTION 8.2.    Recordation............................................-27-
         SECTION 8.3.    Amendments.............................................-27-
         SECTION 8.4.    Applicable Law.........................................-27-
         SECTION 8.5.    Arbitration............................................-27-
         SECTION 8.6.    Forum Selection........................................-28-
         SECTION 8.7.    Counterparts...........................................-28-
         SECTION 8.8.    Headings...............................................-28-
         SECTION 8.9.    Entire Agreement.......................................-28-
         SECTION 8.10.   Statutory References...................................-28-
         SECTION 8.11.   Severability...........................................-28-
         SECTION 8.12.   Authority..............................................-29-
         SECTION 8.13.   No Personal Liability..................................-29-
         SECTION 8.14.   Force Majeure..........................................-29-



Exhibit A - Form of Coordination Agreement

                          INFRASTRUCTURE USE AGREEMENT
                               (LATERAL PIPELINE)

                                    PREAMBLE

         This Infrastructure Use Agreement (Lateral Pipeline) ("USE AGREEMENT"), dated as of August 12, 1999, is made and entered into effective as of the Effective Date, by and among the following (collectively the "PARTIES"): the Mississippi Major Economic Impact Authority ("AUTHORITY"), a division of the Mississippi Department of Economic and Community Development ("MDECD"), acting for and on behalf of the State of Mississippi ("STATE"); Panola County, Mississippi ("COUNTY"), acting by and through its Board of Supervisors; the Industrial Development Authority of the Second Judicial District of Panola County, Mississippi, acting for and on behalf of the County ("IDA"); the City of Batesville, Mississippi ("CITY"), acting by and through its Mayor and Board of Aldermen; and LSP Energy Limited Partnership, a Delaware limited partnership (individually and specifically the "COMPANY" and collectively with its successors and assigns hereunder the "LESSEE").

         This Use Agreement is contemplated by that certain Inducement Agreement of even date herewith ("INDUCEMENT AGREEMENT") made and entered into by and among, the Authority, MDECD, State, County, IDA, City and the Company.

         NOW, THEREFORE, in consideration of: the foregoing; the mutual covenants, promises, agreements, and undertakings herein expressed; the Company's substantial capital investment in the City, County, and State through the location of the Facility therein and the increased ad valorem tax revenues to the City and County and sales tax revenues to the City and State resulting therefrom; the new temporary construction jobs and permanent jobs, as well as new indirect jobs, and the increased personal income tax and sales tax revenues generated thereby, resulting from the Facility; the Company's undertakings herein to operate and maintain (or cause to be operated and maintained) the Public Lateral Pipeline in accordance with Section 3.1; various other direct and indirect economic benefits to be realized by the City, County and State as a result of the Project; of other mutual benefits to be realized by the Parties pursuant hereto; and other good and valuable consideration (collectively "CONSIDERATION"), each to the other given -- the receipt and sufficiency of all of which the Parties hereby expressly acknowledge, the Parties hereto, intending legally to be bound, do hereby mutually agree as follows:

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         SECTION 1.1. DEFINITIONS. All capitalized words and phrases used herein which are not specifically otherwise defined herein but which are defined in the Inducement Agreement shall have the same meaning in this Use Agreement as in the Inducement Agreement. In addition to the words and terms elsewhere defined in this Use Agreement, the following words and terms, as used in this Use Agreement, shall have the following meanings unless the context or use indicates another or different meaning or intent:

         "EFFECTIVE DATE" means the last date of the execution of this Use Agreement by the respective Parties hereto, determined by reference to the dates set forth opposite their respective names on the signature pages attached hereto.

         "EXCESS CAPACITY" means the capacity of the Public Lateral Pipeline in excess of the Facility Capacity and intended for the use by Additional Users, in an amount equal to 16 mcf/day.

         "FACILITY CAPACITY" means the maximum capacity of the Public Lateral Pipeline which is necessary for the Company to operate the Facility at its maximum capacity, in an amount equal to 216 mcf/day.

         "GOVERNMENTAL AUTHORITY" means any federal, State or local government, political subdivision thereof, or any governmental department, commission, board, bureau, authority, agency or instrumentality thereof, domestic or foreign.

         "NET PROCEEDS," when used with respect to any insurance or condemnation award, means the proceeds from the insurance or condemnation award with respect to which that term is used remaining from the gross proceeds thereof after the payment of all expenses (including attorney's fees) incurred in the collection thereof.

         "PERSON" means any individual, corporation, partnership, joint venture, business trust, joint stock company, trust, limited liability company, unincorporated association or other organization, firm, or Governmental Authority or any other legal entity of whatever nature as in the context may be appropriate.

         "PUBLIC OWNER" means the Governmental Authority owning the Public Lateral Pipeline and the related Public Easements from time to time. The Parties presently anticipate that the Public Lateral Pipeline will initially be constructed, and the Public Lateral Pipeline and the related Public Easements will be owned during the construction period, by the County but that, upon completion of their construction, the ownership of the Public Lateral Pipeline and the related Public Easements will be conveyed by the County to the IDA in accordance with the terms of the Inducement Agreement and subject to this Use Agreement (which will also be assigned by the County to the IDA in connection with such transfer) and the Usage Easements.

         "PUBLIC LATERAL PIPELINE" means the Lateral Pipeline owned by the Public Owner; provided that the Lateral Pipeline is not a Former Facility Component.

         "REGULATED CLASSIFICATION" means the classification or regulation of any of the Public Lateral Pipeline, the Facility or the Company as a "public utility," "public service corporation," "public carrier," "utility holding company" or any similar designation or the failure of the Company to be classified as an "EWG" or the failure of the Facility to be classified as an "Eligible Facility" for ad valorem tax purposes, for regulatory purposes (State or Federal), or for any other purpose which would have a material detrimental impact on the business, operations or costs of the Company.

         "SUBSTANTIAL COMPLETION DATE" means the date when the Facility is substantially complete, as evidenced by a certificate of substantial completion issued by the independent engineer retained by the Lenders.

         "TERM" means the duration of the obligations created in this Use Agreement as specified in Section 2.4.

         "USE AGREEMENT" means this Infrastructure Use Agreement (Lateral Pipeline) and any amendments and supplements hereto.

         SECTION 1.2. RULES OF CONSTRUCTION.

         (a) "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words and phrases refer to this Use Agreement and not solely to the particular portion thereof in which any such word is used.

         (b) The definitions set forth in Section 1.1 include both the singular and plural.

         (c) Whenever the content of this Use Agreement requires, the number of all words and pronouns used herein shall include both the singular and plural, and the gender of all words and pronouns used herein shall include the masculine, feminine and neuter.

         (d) The captions and headings in this Use Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions, articles or sections of this Use Agreement.

         (e) All references in this Use Agreement to particular articles or sections shall be references to articles or sections of this Use Agreement unless some other reference is indicated or otherwise established.

                                   ARTICLE II

                    LEASE AND USE OF PUBLIC LATERAL PIPELINE

         SECTION 2.1. LEASE OF PUBLIC LATERAL PIPELINE. The Public Owner does hereby lease to the Lessee, and the Lessee does hereby take and lease from the Public Owner, upon the terms and conditions set forth in this Use Agreement,(a) the Public Lateral Pipeline and (b) all Public Easements belonging or in anywise appertaining thereto. The foregoing lease shall include the right, on the part of the Lessee, to use and enjoy the Public Lateral Pipeline up to the Facility Capacity (as specified in Section 7(2) of the Inducement Agreement, 116 mcf/day). The Public Owner does hereby retain (subject to the other terms and provisions of this Use Agreement) for its own benefit the right to use and enjoy the Public Lateral Pipeline to the Excess Capacity (as specified in Section 7(2) of the Inducement Agreement, 16 mcf/day).

         SECTION 2.2. FUTURE ADDITIONAL USERS.

         (a) The Parties agree that the City may, at its own cost, tap into and utilize, and be an additional user ("ADDITIONAL USER") for the Public Lateral Pipeline to transport up to 16 mcf/day per hour of natural gas; provided, however, that:

                  (i) the City obtain and deliver to the Company and any successor Lessee both copies of any and all necessary permits, licenses, and regulatory approvals as may be required from time to time therefor and that the City maintain, in full force and effect, all of such necessary permits, licenses and regulatory approves required therefor;

                  (ii) the Company reasonably determines that such proposed connection to and use of such Public Lateral Pipeline (A) will not result in a Regulated Classification or (B) could result in a Regulated Classification, but the Company is able to successfully avoid such Regulated Classification by (1) transferring and assigning this Use Agreement and its rights and obligations hereunder to a third-party to be designated by the Company and such third-party assuming all of the Company's rights (including, without limitation, the right to transport natural gas on the Public Lateral Pipeline up to the Facility Capacity) and obligations under this Use Agreement together with a full release by the Public Owner of the Company from any and all obligations and liabilities associated with this Use Agreement, (2) the Company entering into a transportation agreement with such third-party for the transportation of natural gas on the Public Lateral Pipeline up to the Facility Capacity, which gas transportation agreement shall obligate the Company to pay a transportation charge in any amount that equals or exceeds the costs of the third party to operate and maintain the Public Lateral Pipeline and to make any other payments required of the Lessee under the Use Agreement; and (3) the Public Owner and/or the third party entering into a separate lease agreement and/or a gas transportation agreement with the City with respect to the Excess Capacity, which agreement shall be consistent with the terms of this Use Agreement; and

                  (iii) the City execute and deliver to the Company a coordination agreement in the form attached hereto as Exhibit A.

         No prior written approval by the Public Owner shall be required with respect to any assignment described in clause (ii) above if the third-party so designated by the Company is (A) an affiliate of the Company (which affiliate may be passively owned by one or more owners of the Company), (B) a non-affiliated third party (which concurrently enters into an agreement for the operation and maintenance of the Public Lateral Pipeline with a third party experienced in the operation and maintenance of gas pipeline systems) or (C) a third party experienced in the operation and maintenance of gas pipeline systems. The Parties acknowledge that the Company may, pursuant to the terms of the Inducement Agreement, concurrently with any transfer or assignment of its interests hereunder, transfer or assign its interests in the Usage Easements related to such Public Lateral Pipeline to such third-party.

         (b) To the extent that the City is permitted to tap into the Public Lateral Pipeline as permitted by this Section 2.2, the Parties agree that the City may do so without the payment of any tap fee or capital charge by the City to any other Party. The Parties agree that the entire cost of the City's natural gas pipeline and other equipment necessary to tap into the Public

Lateral Pipeline (which shall include a meter and a flow control valve which will be set to regulate the maximum flow of natural gas from the Public Lateral Pipeline into the City's pipeline to the maximum amount of natural gas usage to which the City is entitled from time to time in accordance with this Section 2.2) shall be the sole and absolute responsibility of the City and that the City shall also be solely responsible for the operation and maintenance of its natural gas pipeline and for the costs of the operation and maintenance thereof.

         (c) The Parties further agree that the City shall not pay any transportation charges or fees to any other Party for the transportation of the City's natural gas through the Public Lateral Pipeline, but, in consideration for the City's use of the Public Lateral Pipeline, the Parties agree that the County is being permitted by the City to purchase natural gas from the City's natural gas utility for use in all of the buildings owned and managed by the County as of the date hereof and located in the City's natural gas utility's service area for the City's costs.

         (d) The City shall be solely responsible for arranging and providing for its own supply of natural gas (which shall be delivered to the Public Lateral Pipeline with a quality which meets the specification for gas delivered from the relevant interstate pipeline) and for negotiating all applicable natural gas supply and transportation agreements with respect thereto and shall only be entitled to withdraw natural gas from the Public Lateral Pipeline to the extent of its own independently arranged natural gas supply.

         (e) The Public Owner expressly acknowledges and agrees that the entire Excess Capacity of the Public Lateral Pipeline is hereby being allocated to the City and that no part of the Total Capacity of the Public Lateral Pipeline remains to be, or shall be in the future, allocated to any Additional User. The City here expressly covenants and agrees that it will not use the Public Lateral Pipeline to transport in excess of 16 mcf/day.

         SECTION 2.3. MAINTENANCE OF EASEMENTS, PERMITS AND REGULATORY
APPROVALS.

         (a) The County agrees that it will, at the request and at the expense of the Lessee and at no cost to the County and at all times until the transfer thereof to the IDA, obtain and maintain, in full force and effect, any and all Public Easements and Regulatory Approvals necessary for the ownership and construction by the County of the Public Lateral Pipeline and the Public Easements related thereto. Subsequent to the transfer of the Public Easements and Public Lateral Pipeline by the County to the IDA, the

IDA agrees that it will, at the request and at the expense of the Lessee and at no cost to the County and IDA, at all times during the Term, obtain and maintain, in full force and effect, any and all Public Easements and Regulatory Approvals necessary for the ownership and operation by the IDA of the Public Lateral Pipeline and the Public Easements related thereto.

         (b) Nothing contained in this Section 2.3 shall be construed to imply that the City, County or IDA has any obligation to expend any funds for the purpose of obtaining or transferring any Permits or Easements with respect to the Public Lateral Pipeline or the Facility Component Sites except for such funds as are available from Impact Proceeds. The Authority, County, and IDA agree, however, that the costs of obtaining and maintaining any and all such Permits and Easements paid by the Lessee shall, subsequent to completion of construction, be considered an operating expense with respect to the Public Lateral Pipeline under Section 3.1.

         SECTION 2.4. TERM. The initial term of this Use Agreement shall commence on the Effective Date and shall continue thereafter for and until a period of thirty (30) years after the Substantial Completion Date of the Facility. The Lessee may renew this Use Agreement for successive ten (10) year terms thereafter, with the total, aggregate maximum term hereof being limited only by the maximum actual operational life of the Facility.

         SECTION 2.5. USAGE CHARGES. The Lessee shall pay all fees and expenses for the operation and maintenance of the Public Lateral Pipeline, including the cost of property and casualty and public liability insurance for the Public Lateral Pipeline.

         SECTION 2.6. RIGHT TO PURSUE LEGAL ACTION. To the extent permissible under applicable law, the Lessee may, at its own cost and expense, in its own name, prosecute or defend any act or proceedings or take any other action, or participate in any prosecution, defense, proceeding or any other action made or taken by the Public Owner, involving third Persons which the Lessee deems reasonably necessary in order to secure or protect its right of possession, use and occupancy of the Public Lateral Pipeline, Public Easements, Facility Components Sites, Usage Easements, and other rights or obligations hereunder; provided, that in the event the Public Owner prosecutes or defends any such action or proceeding or takes any such other action, and whether or not the Lessee so participates therein, the Public Owner shall not voluntarily settle or consent to any settlement with respect to the Lessee's right of possession, use and occupancy of the Public Lateral Pipeline, Public Easements, Facility Component Sites, Usage Easements or other rights or obligations hereunder without the prior written consent of the Lessee. Nothing contained herein shall be construed to prevent or restrict the Lessee from asserting any rights which the Lessee may have against the Public Owners for any material breach of this Use Agreement, the Inducement Agreement, the Usage Easements, or under any provision of law.

         SECTION 2.7. COVENANT OF QUIET ENJOYMENT AND RESTRICTION AGAINST IMPAIRMENT. the State, County, IDA and any other Public Owner (and their successors, representatives, and assigns) each hereby grant and warrant to the Lessee the right quietly and peaceably to enjoy the Public Lateral Pipeline, Public Easements, Facility Component Sites, and Usage Easements, without any interruption, interference, or disturbance, and hereby expressly covenant not to create, suffer, agree to, or take any right, interest, or action that could revoke, impede, impair, disturb, or diminish the Lessee's possession, use, control, operation, and quiet and peaceable enjoyment of its rights in the Public Lateral Pipeline, Public Easements, Facility Component Sites, and Usage Easements pursuant to and in accordance with the terms and provisions of, and during the Term and any renewals of, this Use Agreement, and the Public Owner (and its successors, representatives, and assigns) does hereby restrict the real property interests comprising the Public Lateral Pipeline and the related Facility Component Sites and Public Easements which are necessary for the use, operation, maintenance, repair, or other support of the Public Lateral Pipeline, and does hereby bind such real property interests to the foregoing covenant during the entire Term of this Use Agreement and any renewals thereof. This
Section 2.7 is not intended to limit in any manner or to any extent the rights reserved by the Lessee in the Usage Easements upon its partial assignment of the Public Easements to the County.

         SECTION 2.8. [Intentionally left blank].

         SECTION 2.9. LIENS.

         (a) Each of the State, MDECD, Authority, County and IDA (and their successors, representatives and assigns) acknowledge that the Lessee has granted or may grant one or more deeds of trust on its real property interests in the Facility Site, Facility Component Sites, Usage Easements and this Use Agreement and its leasehold interests in the Public Lateral Pipeline and Public Easements in connection with any financing arrangements it has or will enter into in connection with the Project; provided, however, that the Lessee agrees that (i) any such deeds of trust so granted by the Lessee shall expressly exclude the Public Owner's interest in any and all easements on the Facility Site so granted or to be granted by the Lessee to the County and the IDA and (ii) the Public Easements related to the Public Lateral Pipeline will be released (except with respect to any leasehold interests granted to the

Lessee under this Use Agreement) from such deed of trust thereon by the Lenders upon the transfer by the Lessee of the Public Easements to the County. The County and IDA acknowledge that any such deed of trust shall provide the beneficiary thereunder with the right to foreclose on the Lessee's interest in the Facility Site and on the Lessee's interest in the Public Lateral Pipeline, the Public Easements, the Facility Component Sites, the Usage Easements, and this Use Agreement, in each case on the occurrence of an event of default on the part of the Lessee under the related financing arrangements.

         (b) Each of the State, MDECD, Authority, County, and IDA (and their successors, representatives, and assigns) covenant and agree not to intentionally create or to assume or suffer to exist a lien on, or with respect to, its respective interest in the Public Lateral Pipeline or the related Facility Component Sites and Public Easements.

         SECTION 2.10. REAL PROPERTY INTERESTS. With respect to the Company's use of the Public Lateral Pipeline and the related Facility Component Sites and Public Easements in connection with the Company's Facility which is located on the Facility Site and with respect to the exercise of the Company's other rights, duties and obligations hereunder and under the Usage Easements, the Company, the County, and the IDA (and their successors, representatives, and assigns) each hereby expressly acknowledge and agree that the Usage Easements retained by the Company (and its successors and assigns) constitute an interest in, and result in and constitute the retention by the Company (and its successors and assigns) of a joint, undivided, partial easement for such purposes in, the real property comprising the Facility Component Sites and the Public Lateral Pipeline constructed thereon and therein and that the primary beneficiary of the Usage Easements is the Facility Site itself. The County and the IDA (and their successors, representatives, and assigns) each also hereby expressly acknowledge and agree that the Usage Easements, as well as all of the other covenants, terms, conditions, restrictions and other provisions of this Use Agreement (specifically including, but not limited to, the right to use the Public Lateral Pipeline and Facility Component Sites of Section 2.1 and the covenants and restrictions granted and imposed in Section 2.7) (collectively the "COVENANTS"), are real and benefit and burden, and inure to the benefit of, the land comprising the Facility Site, run with and follow the land comprising the Facility Site, constitute easements appurtenant and covenants appurtenant, respectively, to and for the benefit of the land comprising the Facility Site in favor of the Company (and its successors and assigns) and the Facility Site; that the Covenants are real and also benefit and burden, and shall run with, the real property interests comprising the Usage

Easements for the Facility Component Sites on which the Public Facility Components are located; that the transfer of any ownership rights in the Public Lateral Pipeline, Facility Component Sites, and/or the Public Easements shall not impair the rights of the Company (and its successors and assigns) under this Use Agreement and the Usage Easements; and that the Usage Easements and Covenants will pass with the Facility Site to all subsequent successors and assigns of the Company and subsequent grantees of the Facility Site, and shall inure to the benefit of, and be enforceable by, the Company (and its successors and assigns). The Parties acknowledge and agree that both the Usage Easements and the Public Easements are commercial (as opposed to personal) in nature and are both for their joint economic benefit and for the public benefit. The intention of the Parties is that neither the partial assignment, appointment, and division of the Easements into the Usage Easements and the Public Easements pursuant to the Inducement Agreement shall, or shall be deemed or interpreted to, result in any additional or increased burden on or use of the servient estate in the Facility Component Sites.



                                   ARTICLE III

                  OPERATIONS, MAINTENANCE, TAXES AND INSURANCE

         SECTION 3.1. LESSEE'S OBLIGATIONS TO OPERATE, MAINTAIN AND REPAIR, INSURE AND COMPLY WITH LAWS.

         (a) The Lessee shall operate and maintain the Public Lateral Pipeline (without regard to the operating status of the Facility) as follows:

                  (i) Except due to events beyond the reasonable control of the Lessee, including, but not limited to, those Force Majeure events described in
Section 8.14, the Lessee agrees that, subject to the provisions of Sections 3.1(b), 3.4, 3.5, and 3.6, during the Term of this Use Agreement it will at its own expense operate and maintain, or cause to be operated and maintained, the Public Lateral Pipeline in good condition, repair, and working order, ordinary wear and tear excepted, in accordance with good utility practices, and will make or cause to be made from time to time all necessary repairs thereto (including external and structural repairs) and renewals and replacements thereto and perform or cause to be performed all necessary maintenance thereon. Each of the Company and the Lessee acknowledges and agrees that none of the State, County or IDA shall have any responsibility for the payment of expenses of the Facility.

                  (ii) The Lessee shall obtain or cause to be obtained on and after the effective date hereof and maintain or cause to be maintained throughout the Term property and casualty insurance in the amount of the replacement costs of, and with respect to all portions of, the Public Lateral Pipeline in order to insure the interests therein of both the Public Owner and the Lessee against loss or damage to the Public Lateral Pipeline, all of which property and casualty insurance policies insuring the interests of the Lessee therein shall contain a standard mortgagee clause in favor of the Lenders. The Lessee shall provide such property and casualty insurance on behalf of the Public Owner for the Public Lateral Pipeline through a member of the Chubb or CIGNA insurance groups or through another commercial insurance company of the Lessee's choice and approved by the Public Owner (which approval shall not be unreasonably withheld) which shall be licensed under the laws of the State to sell and to issue property and casualty insurance policies in the State. So long as no event of default by the Lessee has occurred or is continuing under this Use Agreement or the Inducement Agreement and the Public Owner has not exercised its remedies thereunder, all claims on such insurance, regardless of amount, may be adjusted by the Lessee with the insurers, and the proceeds of all insurance policies for loss or damage to the Public Lateral Pipeline shall be payable to the Lessee and the Public Owner as their interests may appear for application as provided in Section 4.1. The Lessee and the Public Owner shall carry their own public liability insurance policies. The Parties recognize, however, that the cost of providing public liability insurance for the Public Lateral Pipeline and Facility Component Sites shall nevertheless be paid by the Lessee as an additional component of the operation and maintenance costs of the Public Lateral Pipeline and that, consequently, the Lessee shall have the option to provide such public liability insurance on behalf of the Public Owner through Wausau Insurance or through another commercial insurance company of the Lessee's choice and approved by the Public Owner (which approval shall not be unreasonably withheld) which shall be licensed under the laws of the State to issue public liability insurance policies in the State. Each Party shall, however, to the extent permitted by applicable law, be named as an additional insured under the public liability insurance policies of the other Parties with respect to the Public Lateral Pipeline and Facility Component Sites. The Net Proceeds of such liability insurance shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

                  (iii) The Lessee shall, during the Term of this Use Agreement and any renewals thereof and, at no expense to the Public Owner, promptly comply or cause compliance with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which may be applicable to the Public Lateral Pipeline or to the repair and alteration thereof, or to the use or manner of use of the Public Lateral Pipeline; provided, however, that such laws, ordinances, orders, rules, regulations and requirements made by the State, County, City and IDA shall not discriminate against the Lessee.

         (b) In connection with its obligation to operate and maintain the Public Lateral Pipeline in accordance with Section 3.1(a), the Lessee may satisfy such obligation, at its election by operating and maintaining all or some of the Public Lateral Pipeline directly itself or indirectly through a subcontractor therefor. The Lessee shall reimburse to the Public Owner all of the cost and/or compensation, if any, payable by the Public Owner to such third-party operator. Notwithstanding the foregoing, the Lessee shall have the option, exercisable in its sole discretion, to enter into an operating and maintenance agreement with a third-party operator for such proportional interest in the Public Lateral Pipeline(s) as shall be subject to its lease and use.

         SECTION 3.2. TAXES. The Lessee shall be responsible for the payment of any Taxes on the Lessee's assessable interest, if any, in the Public Lateral Pipeline and the related Public Easements to the extent that the Lessee or its interest therein is not otherwise exempt therefrom or subject to a fee-in-lieu-of-taxes with respect thereto; provided, however, the Lessee shall not be responsible for any Taxes assessable against the Public Owner or the City.

         SECTION 3.3. [Intentionally Omitted].

         SECTION 3.4. REMODELING AND IMPROVEMENTS. The Lessee may remodel the Public Lateral Pipeline or make substitutions, additions, modifications or improvements thereto from time to time as it, in its discretion, deems desirable, so long as such remodeling, substitutions, additions, modifications, or improvements do not cause the Public Lateral Pipeline to fail to meet or exceed the original design capacity, quality and criteria. The cost of such remodeling, substitutions, additions, modifications or improvements shall be paid by the Lessee, but the same shall be the property of the Public Owner and be included under the terms of this Use Agreement as part of the Public Lateral Pipeline. Any property for which a substitution or replacement is made pursuant to this Section or Sections 3.1 and/or 3.5 may be disposed of by the Lessee in any manner and in the Lessee's sole discretion, with any funds received from such disposition being credited against the cost of such substitute or replacement property. In no event shall the Lessee in connection with or as a result of any actions taken under this Section 3.4 create, assume or suffer to exist a lien on, or with respect to, the Public

Owner's interest in the Public Lateral Pipeline or the related Facility Component Sites and Public Easements.

         SECTION 3.5. SUBSTITUTED EQUIPMENT. The Lessee may from time to time (on behalf of the Public Owner) substitute machinery and equipment for any existing equipment that comprises part of the Public Lateral Pipeline, so long as such substitutions do not cause the Public Lateral Pipeline to fail to meet or exceed the original design quality and criteria. Any such substitute machinery and equipment shall be promptly conveyed by the Lessee to the Public Owner, shall be installed at the Facility Components Sites and shall become a part of the Public Lateral Pipeline and be included under the terms of this Use Agreement. The Lessee shall deliver to the Public Owner an executed counterpart of one or more bills of sale conveying such machinery and equipment to the Public Owner. In no event shall the Lessee in connection with or as a result of any actions taken under this Section 3.5 create, assume or suffer to exist a lien on, or with respect to, the Public Owner's interest in the Public Lateral Pipeline or the related Facility Component Sites and Public Easements.

         The Public Owner and Lessee agree to execute and deliver such documents as the Public Owner or Lessee may reasonably request in connection with any action taken by the Public Owner or Lessee under this Section. The Lessee will not remove or permit the removal of any of the equipment comprising part of the Public Lateral Pipeline from the related Facility Component Sites except in accordance with this Section.

         SECTION 3.6. INSTALLATION OF LESSEE'S OWN MACHINERY AND EQUIPMENT. The Lessee may, from time to time in its sole discretion and at its own expense, install additional machinery, equipment and other tangible personal property on the Public Lateral Pipeline or elsewhere on the Facility Component Sites. Any such machinery and equipment so installed by the Lessee, if integral to the Public Lateral Pipeline, shall be the property of the Public Owner and shall be included under the terms of this Use Agreement as part of the Public Lateral Pipeline. In no event shall the Lessee in connection with or as a result of any actions taken under this Section 3.6 create, assume or suffer to exist a lien on, or with respect to, the Public Owner's interest in the Public Lateral Pipeline or the related Facility Component Sites and Public Easements.

                                   ARTICLE IV

                      DAMAGE, DESTRUCTION AND CONDEMNATION

         SECTION 4.1. DAMAGE AND DESTRUCTION. If the Public Lateral Pipeline is destroyed or damaged (in whole or in part) by fire or other casualty, the Parties agree that the Lessee may elect, so long as no event of default by the Lessee has occurred or is continuing under this Use Agreement and the Public Owner has not exercised its remedies hereunder, to promptly repair, rebuild or restore the property so damaged or destroyed. If the Lessee elects to so repair, rebuild or restore the Public Lateral Pipeline, the Net Proceeds of any insurance resulting from claims for such losses shall be paid to and held by the Lessee or the County (it being understood that the County shall hold such proceeds in the event that public bidding or procurement laws are applicable), as applicable, for the purposes of repairing, rebuilding or restoring, subject to any applicable public bidding or procurement laws, the property so damaged or destroyed to substantially the same condition as existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Lessee and as will not result in the Public Lateral Pipeline failing to meet or exceed original capacity, quality and design criteria. If the Lessee elects not to so repair, rebuild, or restore the Public Lateral Pipeline, then the Net Proceeds of any such insurance resulting from claims for such losses shall be paid (a) for so long and to the extent obligations remain outstanding under the Impact Bonds, to the State and (b) otherwise, to the Public Owner. In no event shall the Lessee in connection with or as a result of any actions taken under this Section 4.1 create, assume or suffer to exist a lien on, or with respect to, the Public Owner's interest in the Public Lateral Pipeline or the related Facility Component Sites and Public Easements.

         SECTION 4.2 CONDEMNATION. In the event that title to, or the temporary use of, the Public Lateral Pipeline or the related Public Easements or Facility Components Sites or any part of either thereof shall be taken under the exercise of eminent domain by a Governmental Authority or by any Person acting under a Governmental Authority, the Public Owner will cause the Net Proceeds received by it from any awards made in such eminent domain proceedings to be paid to and held by the Lessee or to any other Person as required by law, and the Lessee shall, subject to any applicable public bidding or procurement laws, apply such Net Proceeds received by the Lessee to the acquisition, by construction or otherwise, on behalf of the Public Owner of other improvements deemed necessary by the Lessee on or adjacent to the Facility Component Sites (which improvements shall be deemed a part of the Public Lateral Pipeline and available for use and operation hereunder by the Lessee without the payment of any additional fees other than herein provided to the same extent as if such other improvements were specifically described herein); provided, however, that, in the event it becomes necessary for the State, County, City, and/or IDA to take any action to condemn the Public Lateral Pipeline, the related Public Easements or Facility Component Sites, or any part thereof or interest, if any, or right of the Lessee therein or in the Usage Easements, then the State, County, City, and IDA agree that they shall negotiate in good faith with the Lessee and use their best efforts in order otherwise to give effect to, to enable the Lessee to realize and utilize, and to provide to the Lessee, to the maximum extent possible, the benefits and rights intended to be granted to the Lessee under this Use Agreement and the Inducement Agreement or such additional benefits which are of substantially equivalent benefits as such lost benefits. In no event shall the Lessee in connection with or as a result of any actions taken under this Section 4.2 create, assume or suffer to exist a lien on, or with respect to, the Public Owner's interest in the Public Lateral Pipeline or the related Facility Component Sites and Public Easements.

         The Public Owner shall cooperate fully with the Lessee in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Public Lateral Pipeline or the related Public Easements or Facility Component Sites or any part thereof and will, to the extent it may lawfully do so, permit the Lessee to participate in any such proceeding. In no event will the Public Owner voluntarily settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Public Lateral Pipeline or the related Public Easements or Facility Component Sites or any part thereof without the written consent of the Lessee.

         SECTION 4.3. INSUFFICIENT NET PROCEEDS. If the Net Proceeds are not sufficient to pay in full the costs of repair, rebuilding, or restoration referred to in Section 4.1 (if the Lessee elects under Section 4.1 to so repair, rebuild, or restore the Public Lateral Pipeline) or the costs of acquisition referred to in Section 4.2, the Lessee will nevertheless complete the work thereof and will pay that portion of the costs thereof in excess of the amount of said Net Proceeds. The Lessee shall not, by reason of the payment of such excess costs, be entitled to any reimbursement from Public Owner.

         SECTION 4.4 CONDEMNATION OF LESSEE-OWNED PROPERTY. The Lessee shall also be entitled to the Net Proceeds of any condemnation award or portion thereof made for damages to or takings of its own property not included in the Public Lateral Pipeline, provided that any Net Proceeds resulting from damages to or taking of all or a portion of the interest, if any, or rights of the Lessee in the Public Lateral Pipeline created by this Use

Agreement shall be paid and applied in the same manner provided in Section 4.2.



                                    ARTICLE V

                                SPECIAL COVENANTS

         SECTION 5.1. [Intentionally Omitted].

         SECTION 5.2. INDEMNIFICATION. The Lessee ("INDEMNITOR") agrees, to the extent permitted by law, to indemnify, defend and hold harmless the MDECD, the Authority and the Public Owner, as well as each of their respective employees, officers, directors, trustees, agents, representatives and elected or appointed public officials ("INDEMNITEE"), from and against third party causes of action, legal or administrative proceedings, claims, demands, damages, liabilities, judgments, interest, attorney's fees, costs and expenses of whatsoever kind or nature arising out of or in connection with or resulting from or caused by the negligent acts or omissions of the Indemnitor or its employees or agents or anyone else acting under its direction and control or on its behalf with respect to the performance of its rights, duties, obligations, and responsibilities under this Use Agreement (including the operation and maintenance of the Public Lateral Pipeline in accordance herewith), provided that the Indemnitor, as the real party in interest in any such action, is allowed to participate in the defense in any such action and whether or not the Lessee so participates, the Public Owner does not voluntarily settle or consent to any settlement of any such claim without the prior written consent of the Lessee; provided further, however, that the decision not to allow the Indemnitor to participate in the defense in any such action shall not be deemed to be, and shall not constitute, a waiver of any other indemnification rights to which the Indemnitee may otherwise be entitled outside of the terms and provisions of this Use Agreement. The indemnity provisions expressed in this Section 5.2 shall apply to the fullest extent permitted by law and shall in no manner amend, abridge, modify, or restrict any other obligation of the Parties expressed elsewhere in this Use Agreement. The provisions of this Section shall survive the termination of this Use Agreement.

         SECTION 5.3. MAINTENANCE OF EXISTENCE. The Lessee agrees that during the Term of this Use Agreement it shall continue to be duly qualified to do business in the State (as a foreign entity or otherwise) and in any other state in which the nature of its business so requires it to be so qualified, will maintain its entity existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more entities to consolidate with or merge into it without the prior written approval of the State, the County and the City; provided, that the Lessee may, without violating the foregoing, consolidate with or merge into another entity, or permit one or more entities to consolidate with or merge into it, or transfer all or substantially all of its assets to another such entity (and thereafter dissolve or not dissolve, as the Lessee may elect) if the entity surviving such merger or resulting from such consolidation, or the entity to which all of substantially all of the assets of the Lessee are transferred, as the case may be,

(a) is an entity organized under the laws of the United States of America, or any state, district or territory thereof, and qualified to do business in the State;

(b) has expressly assumed in writing all the obligation of the Lessee contained in this Use Agreement; and

(c) has a consolidated tangible net worth (after giving affect to such consolidation, merger or transfer) of not less than the tangible net worth of the Lessee immediately prior to such consolidation, merger or transfer.

         The term "CONSOLIDATED TANGIBLE NET WORTH," as used in this Section, shall mean the difference obtained by subtracting total consolidated liabilities (not including as a liability any capital or surplus item) from total consolidated tangible assets, computed in accordance with generally accepted accounting principles.

         SECTION 5.4. SCOPE OF EXECUTION. The Parties acknowledge that, during the construction of the Public Lateral Pipeline by the County, this Use Agreement is effective among the Lessee, the Authority, and the County and among the Authority, the County, and the IDA, with the County and IDA entering into this Use Agreement to indicate their acknowledgment and approval of the terms and conditions hereof. Subject, however, to the transfer of title to the Public Lateral Pipeline and Public Easements by the County to the IDA, the IDA agrees to accept the transfer of title to the Public Lateral Pipeline and Public Easements from the County, subject to the terms and provisions of this Use Agreement, the Usage Easements, the Inducement Agreement and the Liens, and to accept the assignment hereof from the County. In addition, subject to the conveyance of the Public Lateral Pipeline and Public Easements by the County to the IDA, the IDA is also entering into this Use Agreement to acknowledge and to indicate its agreement that any such Public Lateral Pipeline and Facility Component Sites so conveyed thereto shall be provided to the Lessee by the IDA in accordance with, and subject to, the terms and provisions of this Use Agreement, the Usage Easements, and the Inducement Agreement.

         SECTION 5.5. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS RECORDINGS AND FILINGS. The Public Owner and the Lessee will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, at the expense of the Lessee, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Public Lateral Pipeline, Facility Component Sites, Public Easements, or Usage Easements hereby provided or intended so to be or for carrying out the intention of or facilitating the performance of this Use Agreement. Each of the Public Owner and the Lessee agrees to execute and deliver, at the request of the other, such instruments, properly authorized and in recordable form, as are necessary to confirm, of record, the covenants and restrictions granted or imposed in Sections 2.7, 2.9, and 2.10 of this Use Agreement.

         The Lessee shall cause this Use Agreement, any security instruments, financing statements and all supplements thereto and any other instrument as may be required from time to time to be kept recorded and filed in such manner and in such places as may be required by law to fully preserve and protect the security of the Public Owner.

         SECTION 5.6. DEPRECIATION. The Public Owner agrees that any depreciation with respect to the Public Lateral Pipeline paid for in whole or in part by the Lessee under the Inducement Agreement or this Use Agreement shall be made available to the Lessee, and the Public Owner will fully cooperate with the Lessee in any effort by the Lessee to avail itself or any such depreciation.

         SECTION 5.7. PERMITTED CONTESTS. The Lessee may, at its expense and in its name and behalf, in good faith contest (and the Lessee shall notify the Public Owner of such contest) any law, ordinance, order, rule, regulation or requirement referred to in Section 3.1(a)(iii).

         In the event of such contest, the Lessee may permit such lien, encumbrance or charge to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom. The Public Owner shall cooperate fully with the Lessee in any such contest, except where the Public Owner is an adverse party to the Lessee.

         Each such contest shall be promptly prosecuted to a final conclusion. No such contest shall subject the Public Owner to the risk of any material civil liability or any criminal liability, and the Lessee shall give such reasonable security to the Public Owner as may be demanded by the Public Owner to insure compliance with the foregoing provisions of this Section. The foregoing shall not constitute a waiver by the Public Owner of any civil or criminal remedies otherwise available to the Public Owner against the Lessee.



                                   ARTICLE VI

                                   ASSIGNMENT

         SECTION 6.1. ASSIGNABILITY. The Lessee may not assign or transfer any of its rights or obligations under this Use Agreement without the prior written approval for such assignment from the Authority, on behalf of the State and MDECD, and from the County on behalf of the IDA or any other Public Owner, which approval shall not be unreasonably withheld; provided, however, that the Lessee may assign this Use Agreement without such prior written approval(a) as provided in Section 5.3, (b) as provided in Section 2.2(a)(ii), or (c) as a collateral assignment to the Lenders. Each of the Parties agrees to execute such documents (including a consent to assignment agreement), in a form to their reasonable satisfaction, as may reasonably be requested by any such Lender or subsequent assignee to evidence and acknowledge its consent and the effectiveness of any such assignment or lien. Any such assignment shall not only assign the rights of the assignor under this Use Agreement but shall also contain an acknowledgment and express assumption by the assignee of the obligations of the assignor under this Use Agreement and upon any such assignment the Public Owner is hereby deemed to release the Company in full from any and all obligations and liabilities of the Company under this Use Agreement thereafter arising.

         SECTION 6.2. ASSIGNMENT BY PUBLIC OWNER. The Public Owner shall not assign, encumber, convey or otherwise dispose of all or any part of its rights, title and interest in and to the Public Lateral Pipeline, the Facility Component Sites, the Public Easements, and/or this Use Agreement, except to the Lessee in accordance with the provisions of this Use Agreement, without the prior written consent of the Lessee; provided, however, that, in any event, any assignment (whether by operation of law or otherwise as provided herein) shall be, and is hereby, made subject to the rights of the Lessee (and its successors and assigns) under this Use Agreement and the applicable terms and provisions of the Inducement Agreement. Provided, however, that the County may assign its interest in the Public Lateral Pipeline, Facility Components Sites, Public Easements, and this Use Agreement to the IDA, but such an assignment by the County to the IDA shall not release the County from any or all of its rights, duties, and responsibilities under this Use Agreement with respect to the Public Lateral Pipeline and the Facility Components Sites. The various Public Facility Components may be owned directly by the Public Owner or owned by another public entity formed thereby for such purposes but shall, in any event, be subject to the terms and provisions of this Use Agreement.

         SECTION 6.3. BINDING EFFECT. Notwithstanding anything to the contrary in this Use Agreement (including without limitation Sections 5.3 or 6.1), upon any assignment of this Use Agreement (whether by operation of law or otherwise as provided herein), this Use Agreement shall be binding upon, and inure to the benefit of, both the Parties hereto and their respective successors and assigns. In addition, the Parties hereto expressly recognize, acknowledge, and agree that all of the terms, conditions, provisions and agreements contained in Article II are so integrally related one to each of the other terms, conditions, provisions and agreements contained in Article II that, upon either any assignment of this Use Agreement by operation of law or any acceptance or rejection of this Use Agreement in any bankruptcy or insolvency proceeding involving the Lessee, none of the terms, conditions, provisions and agreements contained in Article II are capable of being severed from any of the other terms, conditions, provisions and agreements contained in Article II; that any such assignment, acceptance, or rejection must be of this entire Use Agreement, such Use Agreement being indivisible and interdependent for purposes of this sentence, and may not be solely of any part or parts thereof; and that, therefore, any such assignment may not be selective but must convey, or any such acceptance or rejection may not be selective but must be an acceptance or rejection of, all of the terms, conditions, provisions and agreements contained in Article II, and not of any part or parts thereof.



                                   ARTICLE VII

                              DEFAULT AND REMEDIES

         SECTION 7.1. DEFAULT BY THE LESSEE. The occurrence of any of the following shall constitute an event of default with respect to the Lessee:

         (a) the Lessee shall fail to keep the Public Lateral Pipeline in good repair and good operating condition as required by Section 3.1; or

         (b) the Lessee shall fail to maintain the insurance required by Section 3.1; or

         (c) the Lessee shall otherwise fail to comply with any material provision of this Use Agreement;

         (d) the Company shall fail to make the payment required to remedy any action or inaction by the Company under Section 17(4)(b)(iii) of the Inducement Agreement in the manner and within the cure period set forth therein; or

         (e) the Company shall fail to make any payment when due under that certain Agreement, dated as of the date hereof, between the Company and Panola Partnership, Inc.;

provided, in each case, the Authority or the Public Owner shall first give the Lessee a written notice specifying the nature of the Lessee's failure to be in compliance with its obligations under this Use Agreement and following receipt by the Lessee of such written notice from the Authority, the Lessee shall have (other than with respect to the default described in clause (d)) a period of one hundred eighty (180) days (or fifteen (15) days in the case of a failure of the Lessee to make a payment required to be made by it hereunder) after receipt of such written notice within which to cure any such default or failure; provided, however, that, if any such default or failure cannot be cured within one hundred eighty (180) days with the exercise of due diligence by the Lessee, and if the Lessee, within such period submits to the Authority and the County a plan reasonably designed to correct the default within a reasonable additional period of time necessary to cure such failure or default (not to exceed six (6) months) then the Lessee shall not be in default hereunder unless Lessee fails to diligently pursue such cure or fails to cure such default or failure within the additional period of time specified by the plan.

         SECTION 7.2. REMEDIES. In the event that the Lessee fails to cure such failure to the reasonable satisfaction of the Authority within such applicable cure period, then the Authority or the Public Owner may mediate or file suit to enforce this Use Agreement pursuant to Section 8.5 and for money damages by giving the Lessee a written notice specifying the nature of the Lessee's failure to cure. In addition, however, in the event of a default by the Lessee (a) under Sections 7.1(a) or (b) or (c), the Authority or the Public Owner may (but shall be under no obligation to) take such action as may be necessary to cure such failure after first giving five (5) days notice in writing to the Lessee, including the operation and maintenance of the Public Lateral Pipeline or the advancement of amounts of money, and all amounts so advanced therefor by the Authority or the Public Owner shall become an additional obligation of the Lessee to the Public Owner, which amounts, together with interest thereon at the rate of six percent (6%) per annum, the Lessee agrees to pay on demand and (b) under Sections 7.1(d) or (e), the Authority or the Public Owner may (i) for so long as the Company is the Lessee hereunder, terminate this Use Agreement or (ii) if the Company is not the Lessee hereunder, direct the Lessee to terminate the gas transportation agreement with the Company and/or terminate this Use Agreement.



                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. NOTICES. All notices, demands and requests which may or are required to be given to another Party hereunder shall be in writing, and each shall be deemed to have been properly given when served personally on an executive officer of the Party to whom such notice is to be given, or when sent postage prepaid by first class mail, registered or certified, return receipt requested, by deposit thereof in a duly constituted United States Post Office or branch thereof located in one of the states of the United States of America in a sealed envelope addressed as follows:

If to the Lessee or Company:                      If to the County:
LSP Energy Limited Partnership                    President
200 Industrial Drive                              Board of Supervisors
Batesville, MS 38606                              Panola County

                                                  Post Office Box 807
                                                  Batesville, MS 38606

With a copy to:                                   With a copy to:

General Counsel                                   Board Attorney
LS Power, LLC                                     Board of Supervisors
Two Tower Center, 20th Floor                      Panola County
East Brunswick, NJ 08816                          Post Office Box 807
                                                  Batesville, MS 38606

If to the Authority:                              If to the IDA

Director                                          Commissioner and President
Mississippi Major Economic                        Industrial Development
         Impact Authority                                  Authority of the
c/o Executive Director                                     Second Judicial
Department of Economic and                                 District of Panola
         Community Development                             County, Mississippi
State of Mississippi                              Post Office Box 1389
Post Office Box 849                               Batesville, MS 38606
Jackson, MS 39205-0849

With a copy to:                                   With a copy to:

Legal Counsel                                     Board Attorney
Department of Economic and                        Board of Supervisors
         Community Development                    Panola County
State of Mississippi                              Post Office Box 807
Post Office Box 849                               Batesville, MS 38606
Jackson, MS 39205-0849

If to the City:

Mayor
City of Batesville
Post Office Box 689
Batesville, MS 38606

With a copy to:

Board Attorney
Board of Aldermen
City of Batesville
Post Office Box 689
Batesville, MS 38606


         A duplicate copy of each notice, certificate or other communication given under any of the foregoing documents to any Party hereunder shall also be given to the other Parties indicated in this Section. The Parties may, by notice given hereunder, designate any further or different addresses and to which subsequent notices, certificates or other communications shall be sent.

         SECTION 8.2. RECORDATION. A memorandum of this Use Agreement and every assignment and amendment hereof, shall, for notice and information purposes, be recorded in the office of the

Clerk of the Chancery Court of the County, or in any other such office which may at the time provided by law be the proper place for the recordation of a deed conveying the Public Lateral Pipeline. This memorandum shall include, without limitation, the names of the Parties, the Term, the legal descriptions of the Facility Component Sites and the Facility Site, a general description of the Public Lateral Pipeline, a disclosure that the Public Lateral Pipeline and Facility Component Sites are subject to this Use Agreement and to certain applicable terms and provisions of the Inducement Agreement, and Sections 2.7, 2.9, and 2.10 of this Use Agreement verbatim.

         SECTION 8.3. AMENDMENTS. Any amendments to this Use Agreement shall be in writing and signed by all Parties who are affected by such amendment or their respective successors and assigns.

         SECTION 8.4. APPLICABLE LAW. This Use Agreement shall be governed by the laws of the State notwithstanding the fact that one or more of the Parties to this Use Agreement may be or become a resident or a citizen of, or be or become domiciled in, a different state.

         SECTION 8.5. MEDIATION. If a dispute arises out of or relates to this Use Agreement, or the breach thereof, and if such dispute cannot be settled by the applicable Parties through negotiation, then the applicable Parties agree first to attempt, in good faith, to settle the dispute through mediation before resorting to litigation. A mediator and site for the mediation acceptable to all applicable Parties shall be chosen by them no later than 20 days following the date of receipt of the written request for mediation, failing in which the Parties agree that the American Arbitration Association shall, at the request of any of the applicable Parties, be utilized to select the mediator and the place for the mediation. If, by the 45th day following the date of receipt of the written request for mediation, no mediator has been selected, any applicable Party may proceed to file an action in the forum referenced below. If a mediator and the place for mediation has been selected by such 45th day, the mediation session shall be held and concluded not later than 90 days after selection of the mediator and site. If, following the earlier of the conclusion of the mediation, or the end of such 90 day period, any applicable Party is not satisfied with the results of such mediation, any party may proceed to file an action in the forum referenced below. Except as modified herein, the mediation shall be conducted pursuant to the Commercial Mediation Rules of the American Arbitration Association.

         SECTION 8.6. FORUM SELECTION. To the extent permitted by law, venue for any legal action involving the City, County, IDA, and/or Lessee arising from this Use Agreement, shall be in the courts of the United States sitting in the Northern District of Mississippi.

         SECTION 8.7. COUNTERPARTS. This Use Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         SECTION 8.8. HEADINGS. The use of captions and headings in this Use Agreement are solely for convenience and shall have no legal effect in construing the provisions of this Use Agreement.

         SECTION 8.9. ENTIRE AGREEMENT. This Use Agreement and the Inducement Agreement constitute the essential terms of the agreement between the Parties for the purposes stated herein, and no other offers, agreements, understandings, warranties, or representations exist between the Parties.

         SECTION 8.10. STATUTORY REFERENCES. Unless otherwise specifically indicated herein to the contrary, all references herein to statutory sections refer to the Mississippi Code Annotated of 1972, as amended.

         SECTION 8.11. SEVERABILITY. Subject to Section 6.3, if any clause, provision or section of this Use Agreement be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Use Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein.

         SECTION 8.12. AUTHORITY. The Parties hereto recognize, acknowledge, and agree that the agreements contained herein have been the subject of arm's length negotiations between the Parties, and each of the Parties recognizes, acknowledges, represents, and warrants that, to the extent permissible under applicable law (as to which no representation or warranty is made or implied, except as hereinafter indicated), the obligations set forth herein are the valid and legally and mutually binding reciprocal obligations of such Party, enforceable in a court of competent jurisdiction against such respective Party in accordance with the terms hereof, and, based upon the law of the State (as currently interpreted) that the doctrine of sovereign immunity does not bar actions for breach of contract brought against the State or its political subdivisions (including the County, City, and IDA), the doctrine of sovereign immunity is thus inapplicable to any contract action, contract liability, and contract remedies (specifically including, but not limited to, specific performance) pertaining to this Use Agreement. The Parties and each of the officers or officials thereof represents and warrants that the terms and provisions of this Use Agreement applicable to, and his or her execution of this Use Agreement in the name of and on behalf of, such Party has been authorized and approved, as required by law, by any and all necessary actions of the applicable Board of Aldermen, Board of Supervisors, board of directors, or other appropriate governing body thereof and that such officer or official has been duly authorized thereby to execute this Use Agreement on behalf of and in the name of such Party.

         SECTION 8.13. NO PERSONAL LIABILITY. The Parties acknowledge and agree that in no event shall any individual, partner, member, shareholder, owner, officer, director, employee, affiliate, beneficiary, or elected or appointed public official of any Party or its affiliates be personally liable to another Party for any payments, obligations or performance due under this Use Agreement, or any breach or failure of performance of either Party hereunder and that the sole recourse for payment or performance of the obligations hereunder shall be against the Parties themselves and each of their respective assets and not against any other Person, except for such liability as may be expressly assumed by an assignee pursuant to an assignment of, or pursuant to, this Use Agreement in accordance with the terms hereof.

         SECTION 8.14. FORCE MAJEURE. For purposes of this Use Agreement, "Force Majeure" is defined as something beyond a Party's reasonable control, including, but not limited to, acts of God, governmental acts (including delay or denial of necessary permits or approvals and whether or not within the power of the government or governmental agency, but excluding any delay or denial of a necessary permit or approval by a government or a governmental agency which is a Party where the Party claiming Force Majeure is also a government or a governmental agency), acts of the public enemy, terrorism, sabotage and civil disturbance, floods, landslides, earthquakes, fires, washouts, droughts, unusually severe weather (including, without limitation, lightning, hurricanes, tornadoes, and other storms), epidemics, quarantine, restrictions, strikes, labor slowdowns, labor troubles, freight embargoes, and breakdowns or damages to equipment and necessary facilities (including emergency outages of equipment or facilities used for making repairs to avoid breakdown, damage, or imminent danger and specifically excepting economic conditions or events or business decisions or judgment and failure to make any payment (collectively "FORCE MAJEURE"). A Party claiming Force Majeure shall promptly notify the other applicable Parties of the occurrence of the event of Force Majeure and shall exercise reasonable business efforts to remove the event of Force Majeure; provided, however, that nothing in this Section 8.14 shall require a Party to settle or resolve any labor dispute if it deems the settlement to be contrary to its best interests; provided further, however, that an event of Force Majeure shall not include the failure of any Governmental Authority which is a Party hereto to take any governmental act (including, without limitation, delay or denial of necessary permits or approvals and whether or not within the power of the Government Authority) by any of the State, the County, the City, or the IDA unless such failure is itself otherwise due to an event of Force Majeure.

                                    EXECUTION

IN WITNESS WHEREOF, the undersigned individuals, acting in their indicated official capacity, have executed this Use Agreement on behalf of and in the name of their respective entities on the dates set forth opposite their respective names, having first been duly authorized by such entities so to do.

                                           Mississippi Major Economic Impact
                                           Authority (a Division of the
                                           Mississippi Department of Economic
                                           and Community Development)

Date: August 12, 1999                          By:  /s/ James B. Heidel
                                                    ---------------------------
                                                     James B. Heidel

                                                     Its: Director and the
                                                     Executive Director of the
                                                     Mississippi Department of
                                                     Economic and Community
                                                     Development

                                           Panola County, Mississippi

Date: August 12, 1999                          By:  Board of Supervisors

                                                /s/ Robert Avant
                                                --------------------------------

                                                Robert Avant

                                                President

Date: August 12, 1999                           By: /s/ Sally H. Fisher
                                                   ----------------------------

                                                Sally H. Fisher

(SEAL)                                          Clerk

                                                Industrial Development
                                                Authority of the Second
                                                Judicial District of Panola
                                                County, Mississippi

Date: August 12, 1999                           By:  /s/ Gary Kornegay
                                                   -----------------------------

                                                     Gary Kornegay
                                                     Commissioner and

                                                     President

                                                City of Batesville, Mississippi

Date: August 12, 1999                           By: /s/ Bobby Baker
                                                   -----------------------------
                                                   Bobby Baker, Mayor

                                                By: /s/ Judy Savage
                                                   -----------------------------
                                                   Judy Savage, City Clerk

(Seal)

                                                LSP Energy Limited Partnership

Date: August 12, 1999                           By:  LSP Energy, Inc.,
                                                     General Partner


                                                 By:  /s/ Frank E. Hardenbergh
                                                      --------------------------
                                                      Frank E. Hardenbergh
                                                      Senior Vice President


                                GAS USE AGREEMENT

                                                                       EXHIBIT A
                                                                TO USE AGREEMENT

                                     FORM OF
                             COORDINATION AGREEMENT

         This Coordination Agreement (this "AGREEMENT"), dated as of _____________, 1999, is made and entered into effective as of the last date of its execution by the last party hereto, determined by reference to the dates set forth opposite their respective names on the signature pages attached hereto ("EFFECTIVE DATE") by and between the City of Batesville, Mississippi (the "CITY"), acting by and through its Mayor and Board of Aldermen and LSP Energy Limited Partnership, a Delaware limited partnership (the "COMPANY").

         This Agreement is contemplated by that certain Infrastructure Use Agreement (Lateral Pipeline), dated as of January __, 1999, entered into by and among the Authority, UDECD, the County, the IDA, the City and the Company (the "USE AGREEMENT").

         NOW, THEREFORE, in consideration of the premises herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. To the extent not otherwise defined herein, all capitalized words and phrases used herein shall have the meaning and the construction given such words and phrases in the Use Agreement.

         2. COORDINATION.

           (a) DESIGN AND SPECIFICATIONS. The City and the Company shall coordinate with each other the design and specifications for the meter and the flow control valve and the other equipment to be constructed by the City and necessary for the City to tap into the Public Lateral Pipeline.

           (b) NOMINATIONS AND IMBALANCE CHANGES. The City and the Company shall coordinate with each other and the operator of the Public Lateral Pipeline ("OPERATOR") the nomination and use of the Public Lateral Pipeline so that the Operator is able to resolve meter discrepancies ( if any) and assign responsibility for imbalance charges from the interstate pipeline companies and gas suppliers. The City shall be responsible for paying any imbalance charges for which it is responsible.

         3. LIMITATION ON USE BY CITY. Except in the case of an event of Force Majeure, the City shall not transport or use a greater amount of natural gas than authorized under Section 2.2 of the Use Agreement.

         4. DEFAULT AND REMEDIES. The Company shall notify the City of any unauthorized excess transportation or utilization under Section 3 or other breach hereunder as soon as reasonably possible after the Company becomes aware thereof, and such notice shall be deemed to constitute a demand by the Company that the City immediately cease such unauthorized excess transportation or utilization or other breach hereunder. In the event that the City does not immediately cease any continuing unauthorized excess transportation or utilization or any other breach of this Agreement (whether or not such unauthorized excess transportation or utilization is causing physical damage to the Public Lateral Pipeline or to the Facility or monetary damage to the Company), or in the event of repeated instances of willful unauthorized excess transportation or utilization or any other breach of this Agreement by the City, or in the event that the City fails to pay any amounts of damages claimed by the Company due to any such unauthorized excess transportation or utilization to the Company within thirty (30) days after receipt from the Company of a notice that such amounts are due, then the Company may take any and all actions allowed by law or equity against the City that it deems to be necessary under the circumstances in order to protect the Public Lateral Pipeline, the Facility, and the rights under the Use Agreement and the business and operations of the Company, including, but not limited to, legal actions to enjoin the City's breach of its obligations with respect to the Public Lateral Pipeline, but excluding termination of the City's use of the Public Lateral Pipeline.

         5. TERM. This Agreement shall be effective as of the Effective Date and remain in full force and effect so long as the Company and the City utilize the Public Lateral Pipeline.

         6. NOTICES. All notices, demands and requests which may or are required to be given to another Party hereunder shall be in writing, and each shall be deemed to have been properly given when served personally on an executive officer of the Party to whom such notice is to be given, or when sent postage prepaid by first class mail, registered or certified, return receipt requested, by deposit thereof in a duly constituted United States Post Office or branch thereof located in one of the states of the United States of America in a sealed envelope addressed as follows:

If to the Lessee or Company:
LSP Energy Limited Partnership

200 Industrial Drive
Batesville, Mississippi 38606

With a copy to:

General Counsel
LS Power, LLC
Two Tower Center, 20th Floor
East Brunswick, NJ 08816

If to the City:

Mayor
City of Batesville
Post Office Box 689
Batesville, MS 38606

With a copy to:

Board Attorney
Board of Aldermen
City of Batesville
Post Office Box 689
Batesville, MS 38606


         A duplicate copy of each notice, certificate or other communication given under any of the foregoing documents to any Party hereunder shall also be given to the other Parties indicated in this Section. The Parties may, by notice given hereunder, designate any further or different addresses and to which subsequent notices, certificates or other communications shall be sent.

         7. AMENDMENTS. Any amendments to this Agreement shall be in writing and signed by all Parties who are affected by such amendment or their respective successors and assigns.

         8. APPLICABLE LAW. This Agreement shall be governed by the laws of the State notwithstanding the fact that one or more of the Parties to this Agreement may be or become a resident or a citizen of, or be or become domiciled in, a different state.

         9. MEDIATION. If a dispute arises out of or relates to this Use Agreement, or the breach thereof, and if such dispute cannot e settled by the applicable Parties through negotiation, then the applicable Parties agree first to attempt, in good faith, to settle the dispute through mediation before resorting to litigation. A mediator and site for the mediation acceptable to all applicable Parties shall be chosen by them no later than 20 days following the date of receipt of the written request for mediation, failing in which the Parties agree that the American Arbitration Association shall, at the request of any of the applicable parties, be utilized to select the mediator and the place for the mediation. If, by the 45th day following the date of receipt of the written request for mediation, no mediator has been selected, any applicable Party may proceed to file an action in the forum referenced below. If a mediator and the place for mediation has been selected by such 45th day, the mediation session shall be held and concluded not later than 90 days after selection of the mediator and site. If, following the earlier of the conclusion of the mediation, or the end of such 90 day period, any applicable Party is not satisfied with the results of such mediation, any party may proceed to file an action in the forum referenced below. Except as modified herein, the mediation shall be conducted pursuant to the Commercial Mediation Rules of the American Arbitration Association.

         10. FORUM SELECTION. To the extent permitted by law, venue for any legal action involving the City and/or Lessee arising from this Agreement shall be in the courts of the United States sitting in the Northern District of Mississippi.

         11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         12. HEADINGS. The use of captions and headings in this Agreement are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

         13. ENTIRE AGREEMENT. This Agreement constitute the essential terms of the agreement between the Parties for the purposes stated herein, and no other offers, agreements, understandings, warranties, or representations exist between the Parties.

         14. STATUTORY REFERENCES. Unless otherwise specifically indicated herein to the contrary, all references herein to statutory sections refer to the Mississippi Code Annotated of 1972, as amended.

         15. SEVERABILITY. If any clause, provision or section of this Agreement be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this

Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein.

         16. NO PERSONAL LIABILITY. The Parties acknowledge and agree that in no event shall any individual, partner, member, shareholder, owner, officer, director, employee, affiliate, beneficiary, or elected or appointed public official of any Party or its affiliates be personally liable to another Party for any payments, obligations or performance due under this Agreement, or any breach or failure of performance of either Party hereunder and that the sole recourse for payment or performance of the obligations hereunder shall be against the Parties themselves and each of their respective assets and not against any other Person, except for such liability as may be expressly assumed by an assignee pursuant to an assignment of, or pursuant to, this Agreement in accordance with the terms hereof.

         17. FORCE MAJEURE. For purposes of this Agreement, "Force Majeure" is defined as something beyond a Party's reasonable control, including, but not limited to, acts of God, governmental acts (including delay or denial of necessary permits or approvals and whether or not within the power of the government or governmental agency, but excluding any delay or denial of a necessary permit or approval by a government or a governmental agency which is a Party where the Party claiming Force Majeure is also a government or a governmental agency), acts of the public enemy, terrorism, sabotage and civil disturbance, floods, landslides, earthquakes, fires, washouts, droughts, unusually severe weather (including, without limitation, lightning, hurricanes, tornadoes, and other storms), epidemics, quarantine, restrictions, strikes, labor slowdowns, labor troubles, freight embargoes, and breakdowns or damages to equipment and necessary facilities (including emergency outages of equipment or facilities used for making repairs to avoid breakdown, damage, or imminent danger and specifically excepting economic conditions or events or business decisions or judgment and failure to make any payment (collectively "FORCE MAJEURE"). A Party claiming Force Majeure shall promptly notify the other applicable Parties of the occurrence of the event of Force Majeure and shall exercise reasonable business efforts to remove the event of Force Majeure; provided, however, that nothing in this Section 19 shall require a Party to settle or resolve any labor dispute if it deems the settlement to be contrary to its best interests; provided further, however, that an event of Force Majeure shall not include the failure of any Governmental Authority which is a Party hereto to take any governmental act (including, without limitation, delay or denial of necessary permits or approvals and whether or not within the power of the Government Authority) by any of the State, the County, the City, or the IDA unless such failure is itself otherwise due to an event of Force Majeure.

                                    EXECUTION

         IN WITNESS WHEREOF, the undersigned individuals, acting in their indicated official capacity, have executed this Agreement on behalf of and in the name of their respective entities on the dates set forth opposite their respective names, having first been duly authorized by such entities to do so.

                                CITY:       City of Batesville, Mississippi

Date: August 12, 1999                       By:  /s/ Bobby Baker
                                                ----------------------------
                                                     Bobby Baker, Mayor

(Seal)                                      By:  /s/ Judy Savage
                                                ----------------------------
                                                     Judy Savage, City Clerk

                                COMPANY:    LSP Energy Limited Partnership

Date: August 12, 1999                        By: LSP Energy, Inc.,
                                                     Its general partner

                                                     By: /s/ Frank Hardenbergh
                                                         ---------------------

                                                         ---------------------

                                                         ---------------------